EXHIBIT 10.1

THIRD AMENDMENT OF LEASE

This is a Third Amendment of Lease (this “Amendment”) is dated as of this 14th day of November, 2023, by and between TVP, LLC, with a mailing address of P.O. Box 66749, Falmouth, Maine 04105 (hereinafter the “Landlord”), and ImmuCell Corporation with a mailing address of 56 Evergreen Drive, Portland, Maine 04103 (hereinafter the “Tenant”).

WHEREAS, the parties entered into an Indenture of Lease dated September 12, 2019, as amended by First Amendment of Lease dated June 15, 2020, as further amended by a Second Amendment of Lease dated August 15, 2022, as further amended by a letter agreement dated April 6, 2023 (collectively, the “Original Lease”); and,

WHEREAS, the parties now wish to amend the Original Lease to fund certain Tenant improvement to the Demised Premises;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Lease is hereby amended as follows:

1. Capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Original Lease. The Original Lease, as amended by this Amendment, is the “Lease”.

2. Tenant has engaged Lajoie Brothers to make certain improvements to the Demised Premises as set forth on Exhibit A – Third Amendment attached hereto. Additionally, Tenant is obligated to make certain upgrades to the electrical service at the Demised Premises which will be completed by Landlord, also shown on Exhibit A – Third Amendment. All such work shown on Exhibit A – Third Amendment being the “Tenant Improvements”.

3. Landlord agrees to pay for the cost of all of the Tenant Improvements as and when the invoices for the same are due.

4. In consideration of Landlord’s funding of the Tenant Improvements, Tenant shall pay to Landlord, as additional rent, the following amounts on the following dates:

Payments for Tenant Improvements
Date	Amount
November 15, 2023	$20,000.00
December 1, 2023	$20,000.00
January 1, 2024	$20,000.00
February 1, 2024	$20,000.00
March 1, 2024	$20,000.00
April 1, 2024	$20,000.00
May 1, 2024	$20,000.00
June 1, 2024	$20,000.00
July 1, 2024	$488,743.00

For avoidance of doubt, the amounts set forth above are in addition to all other amounts due under the Lease.

5. Nothing herein shall alter Landlord’s obligation to complete the Landlord’s Expansion Work at Landlord’s expense, including those items set forth on Exhibit B – Third Amendment attached hereto.

In all other respects, the terms and conditions of the Lease are hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

LANDLORD:

TVP, LLC

Witness:	/s/ Karen Twohig	By	/s/ Richard McGoldrick
Richard McGoldrick, Manager

TENANT:

ImmuCell Corporation

Witness:	/s/ Jennifer Turkewitz	By:	/s/ Michael Brigham
Michael Brigham, Duly Authorized